CERTIFICATE OF AMENDMENT
                                    OF
                       ARTICLES OF INCORPORATION

FRANK J. SCOVILLE and ANN SCOVILLE certify that:

        1. They are the president and secretary, respectively, of AQUACHLOR MARKETING, INC., a Nevada Corporation.
        2. Article 1 of the Articles of Incorporation of this Corporation is amended to read as follows:
        "The name of the Corporation is DELTAVISION, INC."
        3. The foregoing amendment of Articles of Incorporation has been approved by the Board of Directors.
        4. The foregoing amendment of Articles of Incorporation has been approved by the required vote of shareholders in accordance with Nevada Law. The total number of outstanding shares of the Corporation is 5,677,920 shares. The number of shares voted in favor of the amendment (99.95%) equaled or exceeds the vote required. The percentage vote required was more than 50%.
        We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct to our knowledge.

                                   STATE OF UTAH      )
                                                             )
                                   COUNTY OF SALT LAKE)
DATED:
                                          I, THE UNDERSIGNED, A NOTARY PUBLIC
                                          COMMISSIONED TO TAKE ACKNOWLEDGMENT
                                          AND ADMINISTER OATH IN THE STATE OF
by:/s/Frank J. Scoville                   UTAH, DO HEREBY CERTIFY THAT THIS
----------------------------               DAY, PERSONALLY APPEARED BEFORE ME
FRANK J. SCOVILLE, PRESIDENT              FRANK J. SCOVILLE, ANN SCOVILLE AND
                                          RICHARD B. SCOVILLE BEING ALL THE
                                          DIRECTORS REFERRED TO IN THIS
by:/s/Ann Scoville                        DOCUMENT, PERSONALLY APPEARED BEFORE
----------------------------              ME, AND WHO BEING BY ME FIRST DULY
ANN SCOVILLE, SECRETARY                   SWORN, SEVERALLY DECLARED THAT THEY
                                          ARE THE PERSONS WHO SIGNED THE FORE-
                                          GOING INSTRUMENT AND THAT THE STATE-
by:/s/Richard B. Scoville                 MENTS THEREIN CONTAINED ARE TRUE.
----------------------------
RICHARD B. SCOVILLE, DIRECTOR
                                          /s/Cynthia O Duscoll
                                          --------------------
                                          Notary Public